                            ARTICLES OF INCORPORATION
                                       OF
                              TEAM RADIOLOGY, INC.

         Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North Carolina:

         1. The name of the corporation is Team Radiology, Inc.

         2. The number of shares the corporation is authorized to Issue is one hundred thousand (100,000).

         3. The street and mailing address of the initial registered office of the corporation in the State of North Carolina is one University Place, Suite 350, Durham, Durham County, North Carolina 27707; and the name of its initial registered agent at such address is D. Skip Sallee, M.D.

         4. No person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) prior to the effective date of this article or
(iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation. No amendments or repeal of this article nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

         5. The name and address of the incorporator is D. Royce Powell Suite 500, 3200 Beechleaf Court, Raleigh, North Carolina 27604.

         This the 6th day of October, 1993.

                                                /s/ D. Royce Powell
                                                ----------------------------
                                                D. Royce Powell
                                                Incorporator

                               ARTICLES OF MERGER
                                       OF
                         TELERADIOLOGY ASSOCIATES, INC.
                                      INTO
                              TEAM RADIOLOGY, INC.

Pursuant to the provisions of Section 55-11-05 of the North Carolina Business Corporation Act, the undersigned corporations adopt the following Articles of
Merger:

         1. The attached Plan of Merger (Exhibit "A"), was approved by each of the undersigned corporations in the manner prescribed by the North Carolina Business Corporation Act.

         2. Approval by the Shareholders of each corporation that is a party to the merger is required by the North Carolina Business Corporation Act.

         3. As to Teleradiology Associates, Inc. (the non-surviving corporation), the plan was duly adopted and approved by the Sole Shareholder by the written consent of said Shareholder on December 26, 1996.

         4. As to Team Radiology, Inc. (the surviving corporation), the plan was duly adopted and approved by the Sole Shareholder by the written consent of said Shareholder on December 26, 1996.

         5. These Articles of Merger shall take effect on January 1, 1997, or such later date as they may be filed with the Secretary of State.

         IN WITNESS WHEREOF, these Articles of Merger are executed and approved on behalf of parties to the merger by the undersigned, pursuant to the authorization of the Sole Shareholder and the directors of each corporation.

Dated: Dec. 26, 1996.

                                   TELERADIOLOGY ASSOCIATES, INC.

                                   By:  /s/ H. Lynn Massingale
                                        -------------------------------
                                        H. Lynn Massingale, M.D.

                                   Its: President

                                   TEAM RADIOLOGY, INC.

                                   By:  /s/ H. Lynn Massingale
                                        -------------------------------
                                        H. Lynn Massingale, M.D.

                                   Its: President

                                 PLAN OF MERGER
                                       OF
                         TELERADIOLOGY ASSOCIATES, INC.
                                      INTO
                              TEAM RADIOLOGY, INC.

Pursuant to the provisions of Section 55-11-01 of the North Carolina Business Corporation Act, the undersigned corporations adopt the following Plan of
Merger:

         1.       The name of the corporations planning to merge are:

                  (a) Teleradiology Associates, Inc., a North Carolina Corporation; and

                  (b)      Team Radiology, Inc., a North Carolina Corporation

         2.       The name of the surviving corporation is:

                  (a)      Team Radiology, Inc.

         3. The name of the corporation whose shares will be issued in connection with the merger is:

                  (a)      Team Radiology, Inc.

         4.       The terms and conditions of the merger are:

                  (a) Agreement to Merge. Teleradiology Associates, Inc. and Team Radiology, Inc. agree to execute and deliver to the North Carolina Secretary of State for filing Articles of Merger which shall provide that Team Radiology, Inc. shall be the surviving corporation in the Merger.

                  (b) Effective Date of Merger. Effective date of the Merger shall be January 1, 1997, or such later date as the Articles of Merger are filed.

                  (c) Costs and Expenses. The constituent corporations shall bear their own costs and expenses in connection with due diligence and other related activities preliminary to the Merger. Provided, however, that the surviving corporation shall bear all legal and accounting costs and expenses associated with the preparation and filing of the Articles of Merger, Plan of Merger and all other related documents.

                  (d) Effect of the Merger. As of the effective date of the Merger, the separate existence of Teleradiology Associates, Inc. shall cease and all property owned by it shall be vested in Team Radiology, Inc. without reversion or impairment and all liabilities of the non-surviving corporation shall be vested in the surviving corporation. The surviving corporation shall possess and enjoy all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all restrictions, disabilities, duties, debts, and liabilities of the non-surviving corporation.

         5. The manner and basis of converting the shares of the non-surviving corporation into securities, cash, or other property of the surviving corporation is as follows: The sole shareholder of non-surviving corporation shall exchange all of its shares of common stock for fifty thousand (50,000) shares of the common stock of the surviving corporation.

Dated: Dec. 26, 1996.

                                   TELERADIOLOGY ASSOCIATES, INC.

                                   By:  /s/ H. Lynn Massingale
                                        -------------------------------
                                        H. Lynn Massingale, M.D.

                                   Its:  President

                                   TEAM RADIOLOGY INC.

                                   By:  /s/ Michael L. Hatcher
                                        -------------------------------
                                        Michael L. Hatcher

                                   Its:  Vice President and Chief Operating
                                         Officer


                                       -4-